UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2014

HILLENBRAND, INC.

(Exact Name of Registrant as Specified in Charter)

Indiana	1-33794	26-1342272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard Batesville, Indiana	47006
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In August 2010, the York Group, Inc., Milso Industries Corporation, and Matthews International Corporation (collectively “Matthews”) filed a lawsuit against Scott Pontone and Batesville Casket Company, Inc. (“Batesville”) in the U.S. District Court, Western District of Pennsylvania, which was subsequently amended by Matthews in February 2011 to include two additional defendants, Harry Pontone and Pontone Casket Company, LLC (the “Matthews Litigation”).

On November 14, 2014, all parties to the Matthews Litigation entered into a Release, Settlement Agreement, and Covenant Not to Sue (the “Agreement”). The Agreement, which provides for a $17 million payment by Batesville to Matthews and payment by Batesville of up to $1.75 million in unpaid attorney fees of Scott Pontone, Harry Pontone, and Pontone Casket Company, LLC, releases all claims in the Matthews Litigation as to all parties without any finding or admission of liability or wrongdoing and provides certain future covenants not to sue among the parties.  The Agreement accordingly brings this matter to a close and allows the parties to compete freely in the funeral industry, including the New York metro area.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND, INC.
DATE November 17, 2014

	BY:	/S/ Kristina A. Cerniglia
Kristina A. Cerniglia
Senior Vice President and Chief Financial Officer

DATE: November 17, 2014

	BY:	/S/ John R. Zerkle
John R. Zerkle
Senior Vice President,
General Counsel and Secretary